Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MONY Life Insurance Company of America on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Daddario, Executive Vice President and Chief Financial Officer of MONY Life Insurance Company of America, hereby certify to the best of my knowledge and belief that (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MONY Life Insurance Company of America.

/s/ RICHARD DADDARIO
Richard Daddario November 14, 2003

This statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to MONY Life Insurance Company of America and will be retained by MONY Life Insurance Company of America and furnished to the Securities and Exchange Commission or its staff upon request.

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